Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 14, 1996


                           General Communication, Inc.
             (Exact name of registrant as specified in its charter)


            Alaska                     0-15279                92-0072737
            ------                     -------                ----------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
   of incorporation)                                      Identification No.)


2550 Denali Street, Suite 1000, Anchorage Alaska                     99503-2781
------------------------------------------------                     ----------
(Address of principal executive offices)                             (Zip Code)


                                 (907) 265-5600
                                 --------------
              (Registrant's telephone number, including area code.)


                                       N/A
          (Former name or former address, if changed since last report)

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Item 5. Other Events

         (a) General. On March 14, 1996 General Communication, Inc. ("Company") entered into four non-binding letters of intent to acquire several Alaskan cable companies that offer cable television service to more than 101,000 subscribers serving approximately 74 percent of households throughout the state. The Company proposes to raise a portion of the capital for these acquisitions through a sale of additional stock to MCI Telecommunications Corporation ("MCI"). The Company has entered into a non-binding letter of intent with MCI on that proposed sale. The Company has in addition amended two carrier agreements with MCI. All of these events are further described below.

         (b) Company's Acquisition of Prime Cable of Alaska. On March 14, 1996, the Company entered into a non-binding (with two limited exceptions as described below) letter of intent ("Prime Letter") with Prime Venture I Holdings, L.P., Prime Cable Growth Partners, L.P., and Alaska Cable, Inc. outlining the principal terms and conditions of several proposed transactions ("Prime Proposed Transactions"). The Prime Proposed Transactions center on the Company's offer to acquire all of the partnership interests and participation interests ("Prime Securities") in Prime Cable of Alaska, L.P. ("Prime") from the present holders of those securities who are entities affiliated with a Prime management group ("Prime Sellers").

         As a result of the Prime Proposed Transactions, the Company would become the owner, directly or indirectly through wholly-owned subsidiaries, of 100 percent of the limited partner and general partner interests of Prime. Prime owns and operates cable television businesses located in Anchorage, Eagle River, Chugiak, Kenai, Soldotna, Bethel, Fort Richardson, and Elmendorf Air Force Base, Alaska (these businesses collectively, "Prime Alaska System").

         The Prime Letter states that the exact structure and specified terms and conditions of the Prime Proposed Transactions are to be set forth in definitive agreements including a Prime Securities purchase agreement ("Prime Purchase Agreement"). On the final closing date (not later than December 31,
1996) under the Prime Purchase Agreement, the Company is to deliver to Prime Sellers 11.8 million shares of Class A common stock ("Prime Company Shares") in payment and exchange for the Prime Securities owned by Prime Sellers.

         The Prime Letter states that the Prime Sellers are to have the right to require registration of the Prime Company Shares under the federal Securities Act of 1933, as amended ("Securities Act"), for the initial distribution to them and, if required, subsequent resales by them in the open market. The letter states that the Prime Sellers must agree not to sell any of the Prime Company Shares for a period of 90 days following the final closing date on the Prime Purchase Agreement and not to sell more than 20 percent of the Prime Company Shares during the 59 day period immediately following that 90 day

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period.  Under the Prime Letter  following those two periods,  the Prime Sellers may sell any and all remaining Prime Company Shares.

         The Prime Letter states that Prime II Management, L.P. ("PIIM") is to enter into a management agreement ("Prime Management Agreement") with the Company whereby PIIM would for a fee provide management services to Prime with respect to the Prime Alaska System. The agreement is to have a nine year term. PIIM is the present manager of Prime.

         The Prime Letter states that one of the conditions precedent to the final closing on the Prime Purchase Agreement is to be the obtaining of consents of various persons including state and federal regulators, shareholders of the corporations involved in the Prime Proposed Transactions including the Company, as applicable, Prime's owners, lenders, and partners, and the Company's lenders.

         The Prime Letter states that the letter has not been authorized by requisite corporate or partnership action by the Company and the Prime Sellers, that it is an expression of the intentions of the parties only, and that it is not a binding or enforceable obligation of the parties, except as to the payment by the parties of certain of their expenses with respect to the letter and the treatment by the parties of the terms of the letter as confidential.

         Under the Prime Proposed Transactions, the Company is to take such actions as are necessary to cause its board of directors to expand to include two additional members. Furthermore, the Company is to cooperate with the parties to the Prime Proposed Transactions to amend the Voting Agreement among MCI, WestMarc Communications, Inc., Ronald A. Duncan (president and chief executive officer of the Company) and Robert M. Walp (vice-chairman of the board of the Company) in order that the Prime Sellers may become parties to the Voting Agreement and appoint two members to the Company's board of directors as of the final closing on the Prime Purchase Agreement. Such right to designate one of those members to be elected to that board is to continue until Prime Sellers cease to own in the aggregate at least 10 percent of the outstanding Class A common stock of the Company. The other one of such two members is to continue until the Prime Management Agreement terminates. At present, not counting the Prime Company Shares to be acquired by the Prime Sellers, in excess of a majority of the voting power of the outstanding shares of the Company are subject to the provisions of the Voting Agreement.

         (c) MCI's Purchase of Company Shares. On March 14, 1996, the Company entered into a non-binding letter of intent ("MCI Letter") with MCI outlining the principal terms and conditions for a proposed purchase by MCI of 2 million shares of Class A common stock of the Company ("MCI Company Shares") for $13 million ("MCI Proposed Stock Purchase").

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         The MCI Letter states that the specific terms and conditions of the MCI
Proposed Stock Purchase are to be set forth in a definitive Stock Purchase Agreement ("MCI Purchase Agreement"). The letter states that the MCI obligation to purchase the MCI Company Shares is contingent upon the consummation of the Prime Proposed Transactions. See Item 5(b) above. The MCI Letter also states that the MCI Purchase Agreement is to be subject to the approval of the boards of directors of MCI and the Company, the obtaining of all required federal, state, and local regulatory consents and approvals, as well as any consents and approvals required by the shareholders of the Company or any material agreement of the Company.

         The MCI Letter states that MCI is to have the right to require registration under the Securities Act of a portion or all of the MCI Company Shares. The letter also states that the closing on the MCI Proposed Stock Purchase is to coincide with that for the Prime Proposed Transactions.

         As of the date of this report, the price per share identified by the parties to the MCI Letter for the purchase of the MCI Company Shares, i.e., $6.50 per share, was at a premium with respect to the price quoted on the Nasdaq Stock Market for the Company's Class A common stock.

         As of the date of this report, MCI was an owner of approximately 30 percent of the outstanding Class A and approximately 30 percent of the outstanding Class B common stock of the Company. With the purchase of the MCI Company Shares and taking into consideration the issuance of the Prime Securities, the issuance of the Alaskan Cable Company Shares, and the shares issuable under the Alaska Cablevision Notes (see Items 5(b), 5(d), and 5(f) in this report), MCI's Class A common stock holdings in the Company as of that date would decrease to approximately 23 percent of the outstanding Class A common stock, and its holdings of Class B common stock as a percentage of the outstanding Class B common stock would be unchanged.

         The MCI Company Shares when issued to MCI would become subject to the Voting Agreement described elsewhere in this report. See Item 5(b) above.

         (d) Company's Purchase of Alaska Cablevision Assets. On March 14, 1996, the Company entered into a non-binding (with two limited exceptions as described below) letter of intent ("Alaska Cablevision Letter") with Alaska Cablevision, Inc. ("Alaska Cablevision") outlining the principal terms and conditions pursuant to which the Company would offer to purchase all of the assets (excluding cash assets) of Alaska Cablevision ("Alaska Cablevision Assets").

         Alaska Cablevision owns and operates cable television businesses and cable television systems located in Petersburg, Wrangel, Cordova, Valdez, Kodiak, Nome, and Kotzebue, Alaska. The Alaska Cablevision Letter states that Alaska Cablevision has two

ASS00891.WP5                                                                  4
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affiliated companies,  McCaw/Rock Homer Cable System and McCaw/Rock Seward Cable
System, and they are discussed elsewhere in this report. See, Item 5(e) below.

         The Alaska Cablevision Letter states that, subject to the conditions set forth in the letter, the Company is to deliver to Alaska Cablevision on the final closing date (not later than December 31, 1996) as payment for the Alaska Cablevision Assets $26,650,000 plus an amount equal to Alaska Cablevision's current assets as of the final closing date payable as follows: (1) $16,650,000 plus an amount equal to Alaska Cablevision's current assets as of the final closing date, in cash; and (2) $10,000,000 in subordinated notes of the Company ("Alaska Cablevision Notes") convertible into shares ("Cablevision Company Shares") of the Company's Class A common stock.

         The Alaska Cablevision Letter states the exact structure and specified terms and conditions of the proposed transaction are to be set forth in definitive agreements including execution of an asset purchase agreement ("Cablevision Asset Purchase Agreement"). The letter states that one of the conditions precedent to the final closing on the Cablevision Asset Purchase Agreement is to be the obtaining of consents of various persons including state and federal regulators, shareholders of the Company and of Alaska Cablevision, and the Company's and Alaska Cablevision's lenders.

         The Alaska Cablevision Letter states that the Alaska Cablevision Notes are to bear simple, noncompounding interest at the lowest rate allowable by the Internal Revenue Service under imputed interest rules in effect as of the closing on the Cablevision Asset Purchase Agreement. Any indebtedness on the Alaska Cablevision Notes not previously converted into Cablevision Company Shares are to be due and payable in full in a single, lump sum payment on the tenth anniversary of their initial date of issuance. The Alaska Cablevision Notes are to be subordinated to the Company's presently existing and later incurred senior indebtedness. The Alaska Cablevision Notes are to be convertible on an annual basis into Cablevision Company Shares during a 15 day period each year for 10 years.

         The Alaska Cablevision Letter states that following the expiration of a 180 day period commencing with the final closing date of the Cablevision Asset Purchase Agreement the holders of the Cablevision Company Shares are to be entitled to one demand registration per year for 10 years. These holders are to also have other piggyback registration rights with respect to the Cablevision Company Shares.

         The Alaska Cablevision Letter states that the letter has not been authorized by requisite corporate action on the part of the parties, that the letter is an expression of the parties' intentions only, and that it does not create a contractual obligation for the purchase and sale of the Alaska Cablevision Assets or a contractual obligation to reach agreement on the Cablevision Asset Purchase Agreement, except as to the payment by

ASS00891.WP5                                                                  5
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the  parties  of certain of their  expenses  with  respect to the letter and the treatment by the parties of the terms of the letter as confidential.

         (e) Company's Purchase of McCaw/Rock Assets. On March 14, 1996, the Company entered into a non-binding (with two limited exceptions as described below) letter of intent ("McCaw/Rock Letter") with McCaw/Rock Homer Cable System, a joint venture, and McCaw/Rock Seward Cable System, a joint venture ("McCaw/Rock Homer Cable System," "McCaw/Rock Seward Cable System," respectively, and collectively, "Joint Ventures") outlining the principal terms and conditions pursuant to which the Company would offer to purchase all of the assets (excluding cash assets) of the Joint Ventures ("Alaska Joint Venture Assets"). McCaw/Rock Homer Cable System owns and operates the cable television business and cable television systems located in Homer, Alaska. McCaw/Rock Seward Cable System owns and operates the cable television system located in Seward, Alaska.

         The McCaw/Rock Letter states that, subject to the conditions set forth in the letter, the Company is to deliver to the Joint Ventures on the final closing date (not later than December 31, 1996) as payment for the Alaska Joint Venture Assets $4,350,000 plus an amount equal to the Joint Ventures current assets as of the final closing date payable in cash.

         The McCaw/Rock Letter states the exact structure and specified terms and conditions of the proposed transaction are to be set forth in definitive agreements including execution of an asset purchase agreement ("McCaw/Rock Asset Purchase Agreement"). The letter states that one of the conditions precedent to the final closing on the McCaw/Rock Asset Purchase Agreement is to be the obtaining of consents of various persons including state and federal regulators, shareholders of the Company and of the owners of the Joint Ventures, and the lenders of the Company and the Joint Ventures.

         The McCaw/Rock Letter states that the letter has not been authorized by requisite corporate or joint venture action on the part of the parties, that the letter is an expression of the parties' intentions only, and that it does not create a contractual obligation for the purchase and sale of the Alaska Joint Venture Assets or a contractual obligation to reach agreement on the McCaw/Rock Asset Purchase Agreement, except as to the payment by the parties of certain of their expenses with respect to the letter and the treatment by the parties of the terms of the letter as confidential.

         (f) Company's Purchase of Alaskan Cable Network Assets. On March 14, 1996, the Company entered into a non-binding (with two limited exceptions as described below) letter of intent ("Alaskan Cable Letter") with Alaskan Cable Network, Inc. ("Alaskan Cable") outlining the principal terms and conditions pursuant to which the Company would offer to purchase all of the assets of Alaskan Cable ("Alaskan Cable

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Assets").  Alaskan Cable owns and operates cable television businesses and cable television systems located in Fairbanks, Juneau, Sitka and Ketchikan, Alaska (collectively, "Alaskan Cable System").

         The Alaskan Cable Letter states that, subject to the conditions as set forth in the Letter, the Company is to deliver to Alaskan Cable on the final closing date (not later than December 31, 1996) as payment for the Alaskan Cable Assets, $70 million, payable as follows: (1) $51 million in cash; and (2) 2,923,077 shares ("Alaskan Cable Company Shares") of the Company's Class A common stock.

         The Alaskan Cable Letter states the exact structure and specified terms and conditions of the transaction are to be set forth in definitive agreements including, not later than April 15, 1996, execution of an asset purchase agreement ("Alaskan Cable Asset Purchase Agreement"). The letter states that one of the conditions precedent to the final closing on the Alaskan Cable Asset Purchase Agreement, is to be the obtaining of consents of various persons including state and federal regulators, shareholders of the Company and of Alaskan Cable, and the Company's and Alaskan Cable's lenders.

         The Alaskan Cable Letter states that the present Alaskan Cable shareholder is to have the right to require registration of the Alaskan Cable Company Shares under the Securities Act for the initial distribution to and subsequent resales by that person. The letter states further that the owner of the Alaskan Cable Shares is to covenant not to sell any of those shares during the first 90 day period following the final closing date and not to sell more than 20 percent of those shares during the 59 day period following that 90 day period. Any and all remaining Alaskan Cable Shares may be sold following the 59 day period. The Alaskan Cable Letter states that the present Alaskan Cable shareholder is to enjoy other piggyback registration rights with respect to the Alaskan Cable Company Shares.

         The Alaskan Cable Letter states that the intent as set forth in the letter has not been authorized by requisite corporate action on the part of the Company and Alaskan Cable, that the letter is an expression of the parties' intentions only, and that it does not create binding or enforceable obligations of the parties, except for provisions for the parties to pay their own expenses in conjunction with the letter and provisions of the letter pertaining to its confidential treatment.

         (g) Amendment of MCI and Company Carrier Agreements. On March 21, 1996, the Company and MCI made the first amendment ("Access Amendment") to the GCI Contract for Alaska Access Services, which the parties had initially entered into effective January 1, 1993 ("Alaska Access Agreement"). That amendment is to take effect on April 1, 1996. On March 21, 1996 the Company and MCI also made the sixth amendment ("Carrier Amendment") to MCI Carrier Agreement, which the parties had

ASS00891.WP5                                                                  7
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initially entered into effective January 1, 1993 ("MCI Carrier Agreement"). That amendment took effect retroactively on March 1, 1996.

         The Alaska Access Agreement addresses transmission services provided by the Company to MCI for its traffic and the charges for such services. The MCI Carrier Agreement addresses transmission services provided by MCI to the Company for its traffic and the charges for such services.

         The Carrier Amendment extends the term of the MCI Carrier Agreement by three years. All other terms and conditions of that agreement remain unchanged by the Carrier Amendment.

         The Access Amendment extends the term of the Alaska Access Agreement by three years. The Access Amendment also reduces the rate in dollars to be charged by the Company for certain MCI traffic for the time period April 1, 1996 through July 1, 1999 and thereafter. The rate reduction, if applied to the number of minutes to be carried by the Company in 1996 and 1997, based upon minutes carried by the Company during 1995, would reduce the Company's 1996 and 1997 revenue by approximately $322,000 and $399,000, respectively. All other terms and conditions of that agreement remain unchanged by the Access Amendment.

         The Company considered the amendments of both agreements together as in its best interests. With these amendments, the Company is assured that MCI, the Company's largest customer, will continue to make use of the Company's services during the extended term.

         The MCI Carrier Agreement had been amended four times previous to the Carrier Amendment on April 20, 1994, July 26, 1994, October 1, 1994, and
September 25, 1995 ("Prior Carrier Amendments"). The Prior Carrier Amendments provide for new, expanded, or revised services by MCI to the Company and adjustment of charges for those services. The basic structure and purpose of the MCI Carrier Agreement remains unchanged by these amendments.


Item 7.  Financial Statements and Exhibits.

         None thought to be appropriate, and none to be filed with this form, other than the following exhibits which have not previously been filed with the
Commission:

         (i) Company's press release on the letters of intent, dated March 15, 1996 (Exhibit A);

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         (ii)     Amendment to Contract for Alaska  Access,  effective  April 1,
                  1996 (Exhibit B); and

         (iii)    Amendments to MCI Carrier Agreement--

                  (a)      Sixth  Amendment,  effective  April 1, 1996  (Exhibit
                           C1), there was no fifth amendment as of the date of this report;

                  (b)      Fourth  Amendment,  dated September 24, 1995 (Exhibit
                           C2);

                  (c)      Third Amendment, dated October 1, 1994 (Exhibit C3);

                  (d) Amendment No. 1 (Second Amendment), dated July 26, 1994 (Exhibit C4); and

                  (e) MCI Carrier Addendum MCI 800 DAL Service (First Amendment), dated April 20, 1994 (Exhibit C5).


         The amendments to the Alaska Access and MCI Carrier Agreements have been included as exhibits to this Form 8-K. However, portions of them have been redacted in that they are considered confidential by the Company. The unredacted amendments have been separately filed with the Securities and Exchange Commission pursuant to Rule 101 (c)(1)(i) of Regulation S-T.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     GENERAL COMMUNICATION, INC.
                                                     (Registrant)



                                            By:/s/ G. Wilson Hughes
                                               --------------------------------
DATED: March 28, 1996                            G. Wilson Hughes
                                            Its: Executive Vice President and
                                                 General Manager



                                             By:/s/ John M. Lowber
                                                -------------------------------
DATED: March 28, 1996                             John M. Lowber
                                             Its: Secretary and Chief Financial
                                                  Officer


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